UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2026

EQUITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Its Charter)

Kansas	001-37624	72-1532188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7701 East Kellogg Drive Suite 300
Wichita, Kansas		67207
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 316 612-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A, Common Stock, par value $0.01 per share	EQBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Second Amendment to Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan

On April 21, 2026, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Equity Bancshares, Inc. (the “Company”), the stockholders of the Company approved the Second Amendment (the “Amendment”) to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan (the “Incentive Plan”), which increased the number of shares of the Company’s Class A common stock authorized for issuance under the Incentive Plan by 1,000,000 shares. The Company’s board of directors (the “Board”) previously approved the Amendment, subject to stockholder approval. For a more detailed description of the Amendment, please refer to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 12, 2026 (the “Proxy Statement”). The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is included as Appendix A to the Proxy Statement and is incorporated herein by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Appointment of D. Scott Rogerson

Following the Annual Meeting on April 21, 2026, the Board elected D. Scott Rogerson to the Board effective April 21, 2026. Mr. Rogerson is the President, Corporate Operations and Chief Financial Officer of Lindsey Management Co, Inc., a property management firm located in Fayetteville, Arkansas. Mr. Rogerson graduated from the University of Arkansas with a Bachelor of Science in Business Administration and from the University of Tulsa with a Juris Doctorate. He is a member of the Arkansas and Oklahoma Bar Associations. He holds an active CPA license in Arkansas. Mr. Rogerson’s appointment fills the vacant Class I director position created by Ms. Koger’s retirement from the Board. Mr. Rogerson will join the Company’s Risk and Audit committees.

There are no arrangements or understandings pursuant to which Mr. Rogerson was elected as a director. Additionally, there are no related person transactions involving Mr. Rogerson that would require disclosure under Item 404(a) of Regulation S-K promulgated by the Securities Exchange Commission. The Company will pay Mr. Rogerson board fees consistent with those fees received by the existing non-employee directors for service as a director of the Company.

Retirement of Randee R. Koger from Board of Directors

As previously reported, Randee R. Koger retired from the Board effective as of the Company’s 2026 Annual Meeting. Ms. Koger’s decision to retire from the Board did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 21, 2026, Company held its Annual Meeting to consider and act upon the items listed below:

1.
The stockholders of the Company elected the individuals listed below to serve as Class III members of the Company’s Board of Directors until the Company’s 2029 annual meeting of stockholders by the votes set forth in the table below:

	For	Against	Abstain	Broker Non-Vote
Leon H. Borck	10,731,420	4,737,720	26,327	2,638,685
C. Kendric Fergeson	15,433,057	36,083	26,327	2,638,685
Gregory L. Gaeddert	10,325,725	5,143,415	26,327	2,638,685
Benjamin M. Hutton	12,961,617	2,507,529	26,321	2,638,685
Lisa A. Schlehuber	15,444,046	24,957	26,464	2,638,685

2.
The stockholders of the Company approved, in a non-binding, advisory vote, the compensation paid to the Company’s named executive officers for the fiscal year ended December 31, 2025 by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Vote
10,134,760	5,339,154	21,553	2,638,685
3.
The stockholders of the Company approved the Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan to increase the number of shares available for issuance under such plan by the vote set forth in the table below:

For	Against	Abstain	Broker Non-Vote
13,875,282	1,609,920	10,265	2,638,685
4.
The stockholders of the Company ratified the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 by the votes set forth in the table below:

For	Against	Abstain
18,053,940	79,970	242

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1

Second Amendment to the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan (incorporated by reference to Appendix A to Equity Bancshares, Inc.'s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 12, 2026).

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY BANCSHARES, INC.

Date:	April 22, 2026	By:	/s/ Chris M. Navratil
Chris M. Navratil Executive Vice President and Chief Financial Officer